NEWS RELEASE
January 24, 2019

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2018

4th Quarter 2018 Highlights:

•
Net income of $49.6 million for the current quarter, an increase of $14.9 million, or 43 percent, over the prior year fourth quarter net income of $34.7 million, excluding the impact of the revaluation of the net deferred tax asset in prior year. In prior year fourth quarter, the Company recognized a one-time tax expense of $19.7 million from the revaluation of the net deferred tax asset as a result of the Tax Cuts and Jobs Act (“Tax Act”). The Company believes that the financial results are more comparable excluding the impact of the revaluation of the net deferred tax asset, so we have included a Non-GAAP Financial Measures section within the earnings release that shows certain key business measures without the impact of the one-time tax adjustments.

•	Pre-tax income of $61.2 million for the current quarter, an increase of $14.9 million, or 32 percent, over the prior year fourth quarter pre-tax income of $46.3 million.

•
Current quarter diluted earnings per share of $0.59, an increase of 2 percent from the prior quarter, and an increase of 34 percent from the prior year fourth quarter diluted earnings per share of $0.44, excluding the revaluation of the net deferred tax asset.

•	Current quarter loan growth of $164 million, or 8 percent annualized.

•
Net interest margin of 4.30 percent as a percentage of earning assets, on a tax equivalent basis, a 4 basis points increase over the prior quarter, and a 7 basis points increase over the prior year fourth quarter net interest margin of 4.23 percent.

•	Declared a special dividend of $0.30 per share. This was the 15th special dividend the Company has declared.

•	Declared and paid a regular quarterly dividend of $0.26 per share. The dividend was the 135th consecutive quarterly dividend declared by the Company.

•
On January 16, 2019, the Company announced the signing of a definitive agreement to acquire FNB Bancorp, the bank holding company for The First National Bank of Layton, a community bank based in Layton, Utah, with total assets of $326 million.

Year 2018 Highlights:

•	Net income of $182 million for 2018, an increase of $45.8 million, or 34 percent, over the prior year net income of $136 million excluding the revaluation of the net deferred tax asset.

•	Pre-tax income of $222 million for the current year, an increase of $41.2 million, or 23 percent, over the prior year.

•	Diluted earnings per share of $2.17, an increase of 24 percent from the prior year diluted earnings per share of $1.75, excluding the revaluation of the net deferred tax asset.

•	Total loan growth of $1.710 billion, or 26 percent, for the current year. Organic loan growth of $728 million, or 11 percent, for the current year.

•	Total core deposit growth of $1.905 billion, or 26 percent, for the current year. Organic core deposit growth of $195 million, or 3 percent, for the current year.

•	Net interest margin of 4.21 percent as a percentage of earning assets, on a tax equivalent basis, a 9 basis points increase over the 4.12 percent net interest margin in the prior year.

•	Dividends declared of $1.31 per share, an increase of $0.17 per share, or 15 percent, over the prior year.

•
The Company completed the acquisition and core system conversion of Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado, with total assets of $551 million.

•
The Company completed the acquisition and core system conversion of Inter-Mountain Bancorp, Inc., the holding company for First Security Bank, a community bank in Bozeman, Montana, with total assets of $1.110 billion.

Non-GAAP Financial Measures - Tax Cuts and Jobs Act
In addition to the results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release contains certain non-GAAP financial measures. The Company believes that providing these non-GAAP financial measures provides investors with information useful in understanding the Company's financial performance, performance trends, and financial position. While the Company uses these non-GAAP measures in its analysis of the Company's performance, this information should not be considered an alternative to measurements required by GAAP.

The following table provides a reconciliation of certain GAAP financial measures to non-GAAP financial measures. The reconciling item between the GAAP and non-GAAP financial measures was the prior year fourth quarter one-time net tax expense of $19.7 million. The one-time net tax expense was driven by the Tax Act and the change in the federal marginal rate of 35 percent to 21 percent effective January 1, 2018, which resulted in this revaluation of its deferred tax assets and deferred tax liabilities (“net deferred tax asset”) as of December 31, 2017. The Company believes that the financial results are more comparable excluding the impact of the revaluation of the net deferred tax asset.

	Three Months ended					Year ended
(Dollars in thousands, except per share data)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Net income (GAAP)	$49,599	49,336	44,384	38,559	14,956	181,878	116,377
Tax Act adjustment (GAAP)	—	—	—	—	19,699	—	19,699
Net income (non-GAAP)	$49,599	49,336	44,384	38,559	34,655	181,878	136,076
Basic earnings per share (GAAP)	$0.59	0.58	0.53	0.48	0.19	2.18	1.50
Tax Act adjustment (GAAP)	—	—	—	—	0.25	—	0.25
Basic earnings per share (non-GAAP)	$0.59	0.58	0.53	0.48	0.44	2.18	1.75
Diluted earnings per share (GAAP)	$0.59	0.58	0.52	0.48	0.19	2.17	1.50
Tax Act adjustment (GAAP)	—	—	—	—	0.25	—	0.25
Diluted earnings per share (non-GAAP)	$0.59	0.58	0.52	0.48	0.44	2.17	1.75
Return on average assets (annualized) (GAAP)	1.66%	1.66%	1.53%	1.50%	0.61%	1.59%	1.20%
Tax Act adjustment (GAAP)	—%	—%	—%	—%	0.81%	—%	0.21%
Return on average assets (annualized) (non-GAAP)	1.66%	1.66%	1.53%	1.50%	1.42%	1.59%	1.41%
Return on average equity (annualized) (GAAP)	13.08%	13.10%	12.07%	11.90%	4.91%	12.56%	9.80%
Tax Act adjustment (GAAP)	—%	—%	—%	—%	6.47%	—%	1.66%
Return on average equity (annualized) (non-GAAP)	13.08%	13.10%	12.07%	11.90%	11.38%	12.56%	11.46%
Dividend payout ratio (annualized) (GAAP)	94.92%	44.83%	49.06%	47.92%	110.53%	60.09%	76.00%
Tax Act adjustment (GAAP)	—%	—%	—%	—%	(62.80)%	—%	(10.86)%
Dividend payout ratio (annualized) (non-GAAP)	94.92%	44.83%	49.06%	47.92%	47.73%	60.09%	65.14%
Effective tax rate (GAAP)	19.02%	17.96%	17.61%	17.88%	67.69%	18.15%	35.70%
Tax Act adjustment (GAAP)	—%	—%	—%	—%	(42.57)%	—%	(10.88)%
Effective tax rate (non-GAAP)	19.02%	17.96%	17.61%	17.88%	25.12%	18.15%	24.82%

Financial Highlights

	At or for the Three Months ended					At or for the Year ended
(Dollars in thousands, except per share and market data)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Operating results
Net income [1]	$49,599	49,336	44,384	38,559	34,655	181,878	136,076
Basic earnings per share [1]	$0.59	0.58	0.53	0.48	0.44	2.18	1.75
Diluted earnings per share [1]	$0.59	0.58	0.52	0.48	0.44	2.17	1.75
Dividends declared per share [2]	$0.56	0.26	0.26	0.23	0.21	1.31	1.14
Market value per share
Closing	$39.62	43.09	38.68	38.38	39.39	39.62	39.39
High	$47.67	46.28	41.47	41.24	40.31	47.67	40.31
Low	$36.84	38.37	35.77	36.72	36.01	35.77	31.50
Selected ratios and other data
Number of common stock shares outstanding	84,521,692	84,521,093	84,516,650	84,511,472	78,006,956	84,521,692	78,006,956
Average outstanding shares - basic	84,521,640	84,518,407	84,514,257	80,808,904	78,006,956	83,603,515	77,537,664
Average outstanding shares - diluted	84,610,018	84,593,122	84,559,268	80,887,135	78,094,494	83,677,185	77,607,605
Return on average assets (annualized) [1]	1.66%	1.66%	1.53%	1.50%	1.42%	1.59%	1.41%
Return on average equity (annualized) [1]	13.08%	13.10%	12.07%	11.90%	11.38%	12.56%	11.46%
Efficiency ratio	53.93%	52.26%	55.44%	57.80%	54.02%	54.73%	53.94%
Dividend payout ratio [1,2]	94.92%	44.83%	49.06%	47.92%	47.73%	60.09%	65.14%
Loan to deposit ratio	87.64%	85.13%	84.92%	81.83%	87.29%	87.64%	87.29%
Number of full time equivalent employees	2,623	2,572	2,605	2,545	2,278	2,623	2,278
Number of locations	167	164	167	166	145	167	145
Number of ATMs	216	215	221	223	200	216	200
______________________________

[1]
Excludes a one time revaluation of the deferred tax assets and deferred tax liabilities as a result of the Tax Act for the three months and year ended December 31, 2017. For additional information on the revaluation, see the “Non-GAAP Financial Measures - Tax Cuts and Jobs Act” section above.

2 Includes a special dividend declared of $0.30 per share for the three months ended December 31, 2018 and for the years ended December 31, 2018 and 2017.

KALISPELL, Mont., Jan 24, 2019 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NASDAQ:GBCI) reported net income of $49.6 million for the current quarter, an increase of $14.9 million, or 43 percent, from the $34.7 million of net income for the prior year fourth quarter, excluding the revaluation of the net deferred tax asset. Diluted earnings per share for the current quarter was $0.59 per share, an increase of 34 percent from the prior year fourth quarter diluted earnings per share of $0.44, excluding the revaluation of the net deferred tax asset. Included in the current quarter was $520 thousand of acquisition-related expenses and $357 thousand of loss on sale of investments. “The Glacier team delivered very strong results in the fourth quarter and for the full year in 2018.  We are pleased to see all aspects of the business performing so well.  We thank our employees for their many contributions to the company during the year and our customers for their continued business,” said Randy Chesler, President and Chief Executive Officer. “We are also pleased to see our on-going acquisition strategy combined with organic growth continues to provide enhanced results.”

Net income of $182 million for 2018, an increase of $45.8 million, or 34 percent, over the prior year net income of $136 million, excluding the revaluation of the net deferred tax asset. Diluted earnings per share of $2.17, an increase of 24 percent from the prior year diluted earnings per share of $1.75, excluding the revaluation of the net deferred tax asset.

On January 16, 2019, the Company announced the signing of a definitive agreement to acquire FNB Bancorp, the holding company for The First National Bank of Layton, a community bank based in Layton, Utah (collectively, “FNB”). FNB provides banking services to individuals and businesses throughout Utah with banking offices located in Layton, Bountiful, Clearfield, and Draper. As of September 30, 2018, FNB had total assets of $326 million, total loans of $243 million and total deposits of $278 million. The acquisition marks the Company’s 21st acquisition since 2000 and its tenth transaction in the past six years. The acquisition is subject to required regulatory approvals and other customary conditions of closing and is expected to be completed during the second quarter of 2019.

On February 28, 2018, the Company completed the acquisition of Inter-Mountain Bancorp, Inc., the holding company for First Security Bank, a community bank in Bozeman, Montana (collectively, “FSB”). On January 31, 2018, the Company completed the acquisition of Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado (collectively, “Collegiate”). The Company’s results of operations and financial condition include the acquisitions beginning on the acquisition dates and the following table discloses the fair value estimates of selected classifications of assets and liabilities acquired:

	FSB	Collegiate
(Dollars in thousands)	February 28, 2018	January 31, 2018	Total
Total assets	$1,109,684	551,198	1,660,882
Debt securities	271,865	42,177	314,042
Loans receivable	627,767	354,252	982,019
Non-interest bearing deposits	301,468	170,022	471,490
Interest bearing deposits	576,118	267,149	843,267
Borrowings	36,880	12,509	49,389

Asset Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017
Cash and cash equivalents	$203,790	307,104	200,004	(103,314)	3,786
Debt securities, available-for-sale	2,571,663	2,103,619	1,778,243	468,044	793,420
Debt securities, held-to-maturity	297,915	590,915	648,313	(293,000)	(350,398)
Total debt securities	2,869,578	2,694,534	2,426,556	175,044	443,022
Loans receivable
Residential real estate	887,742	862,830	720,728	24,912	167,014
Commercial real estate	4,657,561	4,527,577	3,577,139	129,984	1,080,422
Other commercial	1,911,171	1,921,955	1,579,353	(10,784)	331,818
Home equity	544,688	528,404	457,918	16,284	86,770
Other consumer	286,387	282,479	242,686	3,908	43,701
Loans receivable	8,287,549	8,123,245	6,577,824	164,304	1,709,725
Allowance for loan and lease losses	(131,239)	(132,535)	(129,568)	1,296	(1,671)
Loans receivable, net	8,156,310	7,990,710	6,448,256	165,600	1,708,054
Other assets	885,806	916,754	631,533	(30,948)	254,273
Total assets	$12,115,484	11,909,102	9,706,349	206,382	2,409,135

Total debt securities of $2.870 billion at December 31, 2018 increased $175 million, or 7 percent, during the current quarter and increased $443 million, or 18 percent, from the prior year fourth quarter. Debt securities represented 24 percent of total assets at December 31, 2018 compared to 25 percent of total assets at December 31, 2017.

The loan portfolio of $8.288 billion increased $164 million, or 8 percent annualized, during the current quarter. The loan category with the largest increase was commercial real estate loans which increased $130 million, or 3 percent. Excluding the $982 million of loans from the FSB and Collegiate acquisitions, the loan portfolio increased $728 million, or 11 percent, since December 31, 2017, with the largest increase in commercial real estate loans, which increased $463 million, or 13 percent.

Credit Quality Summary

	At or for the Year ended	At or for the Nine Months ended	At or for the Year ended
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017
Allowance for loan and lease losses
Balance at beginning of period	$129,568	129,568	129,572
Provision for loan losses	9,953	8,707	10,824
Charge-offs	(17,807)	(11,905)	(19,331)
Recoveries	9,525	6,165	8,503
Balance at end of period	$131,239	132,535	129,568
Other real estate owned	$7,480	12,399	14,269
Accruing loans 90 days or more past due	2,018	4,333	6,077
Non-accrual loans	47,252	55,373	44,833
Total non-performing assets	$56,750	72,105	65,179
Non-performing assets as a percentage of subsidiary assets	0.47%	0.61%	0.68%
Allowance for loan and lease losses as a percentage of non-performing loans	266%	222%	255%
Allowance for loan and lease losses as a percentage of total loans	1.58%	1.63%	1.97%
Net charge-offs as a percentage of total loans	0.10%	0.07%	0.17%
Accruing loans 30-89 days past due	$33,567	25,181	37,687
Accruing troubled debt restructurings	$25,833	35,080	38,491
Non-accrual troubled debt restructurings	$10,660	12,911	23,709
U.S. government guarantees included in non-performing assets	$4,811	5,791	2,513

The Company benefited this quarter from the Bank divisions continued focus on reducing non-performing assets and resolving specific troubled credits. Non-performing assets at December 31, 2018 were $56.8 million, a decrease of $15.4 million, or 21 percent, from the prior quarter and a decrease of $8.4 million, or 13 percent, from the prior year fourth quarter. Non-performing assets as a percentage of subsidiary assets at December 31, 2018 was 0.47 percent, a decrease of 14 basis points from the prior quarter, and a decrease of 21 basis points from the prior year fourth quarter. Early stage delinquencies (accruing loans 30-89 days past due) of $33.6 million at December 31, 2018 decreased $4.1 million from prior year end. Early stage delinquencies as a percentage of loans at December 31, 2018 was 0.41 percent which was a decrease of 16 basis points from prior year end. The allowance for loan and lease losses (“allowance”) as a percent of total loans outstanding at December 31, 2018 was 1.58 percent, which was a 5 basis points decrease compared to the prior quarter and a decrease of 39 basis points from a year ago. The decrease from the prior year end was driven by stabilizing credit quality and the addition of loans from new acquisitions, as they are added to the loan portfolio on a fair value basis with no allowance.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Fourth quarter 2018	$1,246	$2,542	1.58%	0.41%	0.47%
Third quarter 2018	3,194	2,223	1.63%	0.31%	0.61%
Second quarter 2018	4,718	762	1.66%	0.50%	0.71%
First quarter 2018	795	2,755	1.66%	0.59%	0.64%
Fourth quarter 2017	2,886	2,894	1.97%	0.57%	0.68%
Third quarter 2017	3,327	3,628	1.99%	0.45%	0.67%
Second quarter 2017	3,013	2,362	2.05%	0.49%	0.70%
First quarter 2017	1,598	1,944	2.20%	0.67%	0.75%

Net charge-offs for the current quarter were $2.5 million compared to $2.2 million for the prior quarter and $2.9 million from the same quarter last year. Current quarter provision for loan losses was $1.2 million, compared to $3.2 million in the prior quarter and $2.9 million in the prior year fourth quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017
Deposits
Non-interest bearing deposits	$3,001,178	3,103,112	2,311,902	(101,934)	689,276
NOW and DDA accounts	2,391,307	2,346,050	1,695,246	45,257	696,061
Savings accounts	1,346,790	1,345,163	1,082,604	1,627	264,186
Money market deposit accounts	1,684,284	1,722,975	1,512,693	(38,691)	171,591
Certificate accounts	901,484	932,461	817,259	(30,977)	84,225
Core deposits, total	9,325,043	9,449,761	7,419,704	(124,718)	1,905,339
Wholesale deposits	168,724	151,421	160,043	17,303	8,681
Deposits, total	9,493,767	9,601,182	7,579,747	(107,415)	1,914,020
Repurchase agreements	396,151	408,754	362,573	(12,603)	33,578
Federal Home Loan Bank advances	440,175	155,328	353,995	284,847	86,180
Other borrowed funds	14,708	9,944	8,224	4,764	6,484
Subordinated debentures	134,051	134,055	126,135	(4)	7,916
Other liabilities	120,778	107,227	76,618	13,551	44,160
Total liabilities	$10,599,630	10,416,490	8,507,292	183,140	2,092,338

Core deposits of $9.325 billion as of December 31, 2018 decreased $125 million, or 1 percent, from the prior quarter. The Company added back $395 million deposits during the first quarter of 2018 that were previously moved off the balance sheet as part of its strategy to say below $10 billion in total assets through December 31, 2017. Excluding the $1.315 billion of core deposits from the acquisitions and deposits moved back onto the balance sheet, core deposits increased $195 million, or 3 percent, from the prior year end.

Federal Home Loan Bank (“FHLB”) advances of $440 million at December 31, 2018, increased $285 million over the prior quarter and increased $86 million over the prior year fourth quarter to assist in funding asset growth.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017
Common equity	$1,525,281	1,522,329	1,201,036	2,952	324,245
Accumulated other comprehensive (loss) income	(9,427)	(29,717)	(1,979)	20,290	(7,448)
Total stockholders’ equity	1,515,854	1,492,612	1,199,057	23,242	316,797
Goodwill and core deposit intangible, net	(338,828)	(340,508)	(191,995)	1,680	(146,833)
Tangible stockholders’ equity	$1,177,026	1,152,104	1,007,062	24,922	169,964

Stockholders’ equity to total assets	12.51%	12.53%	12.35%
Tangible stockholders’ equity to total tangible assets	9.99%	9.96%	10.58%
Book value per common share	$17.93	17.66	15.37	0.27	2.56
Tangible book value per common share	$13.93	13.63	12.91	0.30	1.02

Tangible stockholders’ equity of $1.177 billion at December 31, 2018 increased $25 million compared to the prior quarter which was primarily the result of an increase in other comprehensive income. Tangible stockholders’ equity increased $170 million over the prior year fourth quarter which was the result of earnings retention and $181 million and $69.8 million of Company stock issued for the acquisitions of FSB and Collegiate, respectively. These increases more than offset the increase in goodwill and core deposit intangibles associated with the acquisitions and the decrease in accumulated other comprehensive income. Tangible book value per common share at quarter end increased $0.30 per share from the prior quarter and increased $1.02 per share from a year ago.

Cash Dividends
On December 27, 2018, the Company’s Board of Directors declared a special cash dividend of $0.30 per share, the 15th special dividend the Company has declared. The dividend was payable January 17, 2019 to shareholders of record on January 8, 2019. On November 13, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share. The dividend was payable December 20, 2018 to shareholders of record on December 11, 2018. The dividend was the 135th consecutive quarterly dividend. Regular quarterly dividends declared for 2018 were $1.01 per share, an increase of $0.17 per share, or 20 percent, compared to prior year quarterly dividends of $0.84 per share. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended December 31, 2018
Compared to September 30, 2018, June 30, 2018 and March 31, 2018

Income Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Net interest income
Interest income	$125,310	122,905	117,715	103,066	96,898
Interest expense	9,436	9,160	9,161	7,774	7,072
Total net interest income	115,874	113,745	108,554	95,292	89,826
Non-interest income
Service charges and other fees	19,708	19,504	18,804	16,871	17,282
Miscellaneous loan fees and charges	1,278	1,807	2,243	1,477	1,077
Gain on sale of loans	5,639	7,256	8,142	6,097	7,408
Loss on sale of investments	(357)	(367)	(56)	(333)	(115)
Other income	2,226	4,216	2,695	1,974	2,057
Total non-interest income	28,494	32,416	31,828	26,086	27,709
Total income	$144,368	146,161	140,382	121,378	117,535
Net interest margin (tax-equivalent)	4.30%	4.26%	4.17%	4.10%	4.23%

		$ Change from
(Dollars in thousands)		Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Net interest income
Interest income		$2,405	7,595	22,244	28,412
Interest expense		276	275	1,662	2,364
Total net interest income		2,129	7,320	20,582	26,048
Non-interest income
Service charges and other fees		204	904	2,837	2,426
Miscellaneous loan fees and charges		(529)	(965)	(199)	201
Gain on sale of loans		(1,617)	(2,503)	(458)	(1,769)
Loss on sale of investments		10	(301)	(24)	(242)
Other income		(1,990)	(469)	252	169
Total non-interest income		(3,922)	(3,334)	2,408	785
Total income		$(1,793)	3,986	22,990	26,833

Net Interest Income
The current quarter interest income of $125 million increased $2.4 million, or 2 percent, from the prior quarter and increased $28.4 million, or 29 percent, over the prior year fourth quarter with both increases primarily attributable to the increase in interest income from commercial loans. Interest income on commercial loans increased $1.7 million, or 2 percent, from the prior quarter and increased $20.9 million, or 34 percent, from the prior year fourth quarter.

The current quarter interest expense of $9.4 million remained stable from the prior quarter and increased $2.4 million, or 33 percent, from the prior year fourth quarter. The total cost of funding (including non-interest bearing deposits) for the current quarter was 36 basis points compared to 36 basis points for the prior quarter and 33 basis points for the prior year fourth quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.30 percent compared to 4.26 percent in the prior quarter. The 4 basis points increase in the net interest margin was primarily the result of increased yields on the loan portfolio. The current quarter net interest margin increased 7 basis points over the prior year fourth quarter net interest margin of 4.23 percent. Included in the current quarter margin was a 14 basis points decrease due to the reduction in the federal corporate income tax rate in 2018 by the Tax Cut and Jobs Act (“Tax Act”). The increase in the margin from the prior year fourth quarter resulted from the remix of earning assets to higher yielding loans, increased yields on the loan portfolio, and relatively stable funding costs. “During the quarter and throughout the year, the Bank divisions maintained good discipline in their deposit and loan pricing,” said Ron Copher, Chief Financial Officer. “The net interest margin expansion during each quarter reflected the increased yields on earnings assets combined with stable funding costs each quarter.”

Non-interest Income
Non-interest income for the current quarter totaled $28.5 million, a decrease of $3.9 million, or 12 percent, from the prior quarter and an increase of $785 thousand, or 3 percent, over the same quarter last year. Service charges and other fees of $19.7 million for the current quarter increased $2.4 million, or 14 percent, from the prior year fourth quarter with such increases primarily due to the increased number of accounts from organic growth and acquisitions. Gain on sale of loans decreased $1.6 million, or 22 percent, from the prior quarter as a result of seasonal activity and decreased $1.8 million, or 24 percent from the prior year fourth quarter as result of the decrease in purchase and refinance activity. Other income decreased $2.0 million, or 47 percent, from the prior quarter and was primarily due to the prior quarter $2.3 million gain on sale of a former branch building.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Compensation and employee benefits	$50,385	49,927	49,023	45,721	40,465
Occupancy and equipment	7,884	7,914	7,662	7,274	6,925
Advertising and promotions	2,434	2,432	2,530	2,170	2,024
Data processing	3,951	3,752	4,241	3,967	3,970
Other real estate owned	264	2,674	211	72	377
Regulatory assessments and insurance	1,263	1,277	1,329	1,206	1,069
Core deposit intangibles amortization	1,731	1,735	1,748	1,056	614
Other expenses	13,964	13,118	15,051	12,161	12,922
Total non-interest expense	$81,876	82,829	81,795	73,627	68,366

		$ Change from
(Dollars in thousands)		Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Compensation and employee benefits		$458	1,362	4,664	9,920
Occupancy and equipment		(30)	222	610	959
Advertising and promotions		2	(96)	264	410
Data processing		199	(290)	(16)	(19)
Other real estate owned		(2,410)	53	192	(113)
Regulatory assessments and insurance		(14)	(66)	57	194
Core deposit intangibles amortization		(4)	(17)	675	1,117
Other expense		846	(1,087)	1,803	1,042
Total non-interest expense		$(953)	81	8,249	13,510

Total non-interest expense of $81.9 million for the current quarter decreased $1.0 million, or 1 percent, over the prior quarter and increased $13.5 million, or 20 percent, over the prior year fourth quarter. Compensation and employee benefits increased by $458 thousand, or 1 percent, from the prior quarter. Compensation and employee benefits increased by $9.9 million, or 25 percent, from the prior year fourth quarter principally due to the increased number of employees from acquisitions. Occupancy and equipment expense increased $959 thousand, or 14 percent, over the prior year fourth quarter and was attributable to increased costs from acquisitions. OREO expenses decreased $2.4 million from the prior quarter, due to a write down of $2.2 million on a single property during the third quarter of 2018. Acquisition-related expenses were $520 thousand during the current quarter compared to $1.3 million in the prior quarter and $936 thousand in the prior year fourth quarter.

Federal and State Income Tax Expense
Tax expense during the fourth quarter of 2018 was $11.6 million, which is a decrease of $19.7 million, from the prior year fourth quarter and was primarily attributable to the revaluation of the net deferred tax asset in the prior year which was partially offset by the decrease in the federal income tax rate driven by the Tax Act. The effective tax rate in the fourth quarter of 2018 was 19 percent compared to 25 percent in the prior year fourth quarter, excluding the revaluation of the net deferred tax asset.

Efficiency Ratio
The current quarter efficiency ratio was 53.93 percent, a 167 basis points increase from the prior quarter efficiency ratio of 52.26 percent. Excluding the prior quarter gain from the sale of the former branch building, the prior quarter efficiency ratio would have been 53.06 percent. The current quarter efficiency ratio was also higher than the prior quarter efficiency ratio due to the $1.6 million seasonal decrease in the gain on sale of loans during the current quarter.

Operating Results for Year ended December 31, 2018
Compared to December 31, 2017

Income Summary

	Year ended
(Dollars in thousands)	Dec 31, 2018	Dec 31, 2017	$ Change	% Change
Net interest income
Interest income	$468,996	$375,022	$93,974	25%
Interest expense	35,531	29,864	5,667	19%
Total net interest income	433,465	345,158	88,307	26%
Non-interest income
Service charges and other fees	74,887	67,717	7,170	11%
Miscellaneous loan fees and charges	6,805	4,360	2,445	56%
Gain on sale of loans	27,134	30,439	(3,305)	(11)%
Loss on sale of investments	(1,113)	(660)	(453)	69%
Other income	11,111	10,383	728	7%
Total non-interest income	118,824	112,239	6,585	6%
Total income	$552,289	$457,397	$94,892	21%
Net interest margin (tax-equivalent)	4.21%	4.12%

Net Interest Income
Interest income of $469 million for 2018 increased $94.0 million, or 25 percent, from 2017 and was principally due to a $76.8 million increase in interest income from commercial loans. Interest expense of $35.5 million for the current year increased $5.7 million over the prior year same period. The Company has maintained stable funding costs through its focus on growing non-interest bearing deposits and continued pricing discipline. The total funding cost for 2018 and 2017 was 36 basis points.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for 2018 was 4.21 percent, a 9 basis points increase from the net interest margin of 4.12 percent for 2017. Included in the current year margin was a 14 basis points decrease compared to the prior year driven by the reduction in the federal corporate income tax rate. The increase in the margin from the prior year resulted from the remix of earning assets to higher yielding loans, increased yields on the loan portfolio, and stable funding costs.

Non-interest Income
Non-interest income of $119 million for the current year increased $6.6 million, or 6 percent, over the prior year. Service charges and other fees of $74.9 million for 2018 increased $7.2 million, or 11 percent, from the prior year as a result of an increased number of deposit accounts from organic growth and acquisitions. Miscellaneous loan fees and charges for 2018 increased $2.4 million, or 56 percent from the prior year as a result of the recent acquisitions and increased loan growth. Gain on sale of loans for the current year decreased $3.3 million, or 11 percent, from the prior year due to the decrease in purchase and refinance activity. Other income of $11.1 million, increased $728 thousand, or 7 percent, from the prior year with increases of $1.9 million from the sale of bank assets and a decrease of $2.1 million from the gain on sale of OREO.

Non-interest Expense Summary

	Year ended
(Dollars in thousands)	Dec 31, 2018	Dec 31, 2017	$ Change	% Change
Compensation and employee benefits	$195,056	$160,506	$34,550	22%
Occupancy and equipment	30,734	26,631	4,103	15%
Advertising and promotions	9,566	8,405	1,161	14%
Data processing	15,911	14,150	1,761	12%
Other real estate owned	3,221	1,909	1,312	69%
Regulatory assessments and insurance	5,075	4,431	644	15%
Core deposit intangibles amortization	6,270	2,494	3,776	151%
Other expenses	54,294	47,045	7,249	15%
Total non-interest expense	$320,127	$265,571	$54,556	21%

Total non-interest expense of $320 million for 2018 increased $54.6 million, or 21 percent, over the prior year. Compensation and employee benefits for 2018 increased $34.6 million, or 22 percent, from the same period last year primarily due to the increased number of employees from acquisitions. Occupancy and equipment expense for 2018 increased $4.1 million, or 15 percent from the prior year primarily as a result of increased costs from acquisitions. Data processing expense for the current year increased $1.8 million, or 12 percent, from the prior year as a result of increased costs from the acquisitions and organic growth. Current year other expenses of $54.3 million increased $7.2 million, or 15 percent, from the prior year due to an increase in acquisition-related expenses and increased costs from acquired banks and organic growth. Acquisition-related expenses were $6.6 million during 2018 compared to $2.1 million in 2017.

Provision for Loan Losses
The provision for loan losses was $10.0 million for 2018, a decrease of $871 thousand from 2017 provision for loan loss of $10.8 million. Net charge-offs during the 2018 were $8.3 million compared to $10.8 million during 2017.

Federal and State Income Tax Expense
Tax expense of $40.3 million in 2018 decreased $24.3 million, or 38 percent, over the prior year same period as a result of a the revaluation of the net deferred tax asset and the decrease in the federal corporate income tax rate by the Tax Act. The effective tax rate in 2018 was 18 percent compared to 25 percent in the prior year, excluding the revaluation of the net deferred tax asset.

Efficiency Ratio
For 2018, the efficiency ratio was 54.73, a 79 basis points increase over the prior year efficiency ratio of 53.94. Applying the same 35 percent federal corporate income tax rate as in effect during the prior year, the efficiency ratio would be 53.77 percent for 2018, or 17 basis points lower than 2017.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;

•	changes in the cost and scope of insurance from the Federal Deposit Insurance Corporation and other third parties;

•
legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business, both generally and as a result of the Company exceeding $10 billion in total consolidated assets;

•	ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain (and maintain) customers;

•	competition among financial institutions in the Company's markets may increase significantly;

•
the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•	the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•	material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;

•	natural disasters, including fires, floods, earthquakes, and other unexpected events;

•	the Company’s success in managing risks involved in the foregoing; and

•	the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, January 25, 2019. The conference call will be accessible by telephone and through the internet. Interested individuals are invited to listen to the call by dialing 877-561-2748 and conference ID 3053399. To participate on the webcast, log on to: https://edge.media-server.com/m6/p/ddsz3whh. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 3053399 by February 8, 2019.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is the parent company for Glacier Bank, Kalispell and its bank divisions: First Security Bank of Missoula; Valley Bank of Helena; Western Security Bank, Billings; First Bank of Montana, Lewistown; and First Security Bank, Bozeman, all located in Montana; as well as Mountain West Bank, Coeur d’Alene, operating in Idaho, Utah and Washington; First Bank, Powell, operating in Wyoming and Utah; Citizens Community Bank, Pocatello, operating in Idaho; Bank of the San Juans, Durango; and Collegiate Peaks Bank, Buena Vista both operating in Colorado; First State Bank, Wheatland, operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and The Foothills Bank, Yuma, operating in Arizona.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017
Assets
Cash on hand and in banks	$161,782	171,394	139,948
Federal funds sold	—	—	—
Interest bearing cash deposits	42,008	135,710	60,056
Cash and cash equivalents	203,790	307,104	200,004
Debt securities, available-for-sale	2,571,663	2,103,619	1,778,243
Debt securities, held-to-maturity	297,915	590,915	648,313
Total debt securities	2,869,578	2,694,534	2,426,556
Loans held for sale, at fair value	33,156	50,649	38,833
Loans receivable	8,287,549	8,123,245	6,577,824
Allowance for loan and lease losses	(131,239)	(132,535)	(129,568)
Loans receivable, net	8,156,310	7,990,710	6,448,256
Premises and equipment, net	241,528	239,006	177,348
Other real estate owned	7,480	12,399	14,269
Accrued interest receivable	54,408	62,248	44,462
Deferred tax asset	23,564	37,264	38,344
Core deposit intangible, net	49,242	50,973	14,184
Goodwill	289,586	289,535	177,811
Non-marketable equity securities	27,871	16,502	29,884
Bank-owned life insurance	82,320	81,850	59,351
Other assets	76,651	76,328	37,047
Total assets	$12,115,484	11,909,102	9,706,349
Liabilities
Non-interest bearing deposits	$3,001,178	3,103,112	2,311,902
Interest bearing deposits	6,492,589	6,498,070	5,267,845
Securities sold under agreements to repurchase	396,151	408,754	362,573
FHLB advances	440,175	155,328	353,995
Other borrowed funds	14,708	9,944	8,224
Subordinated debentures	134,051	134,055	126,135
Accrued interest payable	4,252	4,065	3,450
Other liabilities	116,526	103,162	73,168
Total liabilities	10,599,630	10,416,490	8,507,292
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	845	845	780
Paid-in capital	1,051,253	1,050,463	797,997
Retained earnings - substantially restricted	473,183	471,021	402,259
Accumulated other comprehensive loss	(9,427)	(29,717)	(1,979)
Total stockholders’ equity	1,515,854	1,492,612	1,199,057
Total liabilities and stockholders’ equity	$12,115,484	11,909,102	9,706,349

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Year ended
(Dollars in thousands, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest Income
Debt securities	$22,016	21,971	18,663	86,499	81,968
Residential real estate loans	10,751	10,356	8,520	40,041	33,114
Commercial loans	82,238	80,587	61,329	304,164	227,356
Consumer and other loans	10,305	9,991	8,386	38,292	32,584
Total interest income	125,310	122,905	96,898	468,996	375,022
Interest Expense
Deposits	4,989	4,837	3,288	18,359	16,793
Securities sold under agreements to repurchase	707	570	496	2,248	1,858
Federal Home Loan Bank advances	2,146	2,132	2,106	8,880	6,748
Other borrowed funds	(10)	63	24	95	79
Subordinated debentures	1,604	1,558	1,158	5,949	4,386
Total interest expense	9,436	9,160	7,072	35,531	29,864
Net Interest Income	115,874	113,745	89,826	433,465	345,158
Provision for loan losses	1,246	3,194	2,886	9,953	10,824
Net interest income after provision for loan losses	114,628	110,551	86,940	423,512	334,334
Non-Interest Income
Service charges and other fees	19,708	19,504	17,282	74,887	67,717
Miscellaneous loan fees and charges	1,278	1,807	1,077	6,805	4,360
Gain on sale of loans	5,639	7,256	7,408	27,134	30,439
Loss on sale of debt securities	(357)	(367)	(115)	(1,113)	(660)
Other income	2,226	4,216	2,057	11,111	10,383
Total non-interest income	28,494	32,416	27,709	118,824	112,239
Non-Interest Expense
Compensation and employee benefits	50,385	49,927	40,465	195,056	160,506
Occupancy and equipment	7,884	7,914	6,925	30,734	26,631
Advertising and promotions	2,434	2,432	2,024	9,566	8,405
Data processing	3,951	3,752	3,970	15,911	14,150
Other real estate owned	264	2,674	377	3,221	1,909
Regulatory assessments and insurance	1,263	1,277	1,069	5,075	4,431
Core deposit intangibles amortization	1,731	1,735	614	6,270	2,494
Other expenses	13,964	13,118	12,922	54,294	47,045
Total non-interest expense	81,876	82,829	68,366	320,127	265,571
Income Before Income Taxes	61,246	60,138	46,283	222,209	181,002
Federal and state income tax expense	11,647	10,802	31,327	40,331	64,625
Net Income	$49,599	49,336	14,956	181,878	116,377

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	December 31, 2018			December 31, 2017
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$919,468	$10,751	4.68%	$758,180	$8,520	4.50%
Commercial loans [1]	6,452,215	83,319	5.12%	5,089,922	63,140	4.92%
Consumer and other loans	820,439	10,305	4.98%	695,288	8,386	4.79%
Total loans [2]	8,192,122	104,375	5.05%	6,543,390	80,046	4.85%
Tax-exempt debt securities [3]	1,082,702	12,421	4.59%	1,089,640	15,485	5.68%
Taxable debt securities [4]	1,783,881	12,444	2.79%	1,483,157	8,774	2.37%
Total earning assets	11,058,705	129,240	4.64%	9,116,187	104,305	4.54%
Goodwill and intangibles	339,617			192,663
Non-earning assets	471,696			402,802
Total assets	$11,870,018			$9,711,652
Liabilities
Non-interest bearing deposits	$3,050,140	$—	—%	$2,334,103	$—	—%
NOW and DDA accounts	2,334,785	1,038	0.18%	1,704,799	408	0.10%
Savings accounts	1,348,907	220	0.06%	1,087,212	164	0.06%
Money market deposit accounts	1,716,296	920	0.21%	1,552,045	610	0.16%
Certificate accounts	916,786	1,858	0.80%	831,107	1,203	0.57%
Total core deposits	9,366,914	4,036	0.17%	7,509,266	2,385	0.13%
Wholesale deposits [5]	155,203	953	2.44%	161,320	903	2.22%
FHLB advances	200,654	2,146	4.18%	226,334	2,106	3.64%
Repurchase agreements and other borrowed funds	539,548	2,301	1.69%	512,780	1,678	1.30%
Total funding liabilities	10,262,319	9,436	0.36%	8,409,700	7,072	0.33%
Other liabilities	103,441			93,335
Total liabilities	10,365,760			8,503,035
Stockholders’ Equity
Common stock	845			780
Paid-in capital	1,050,872			797,607
Retained earnings	479,347			410,836
Accumulated other comprehensive loss	(26,806)			(606)
Total stockholders’ equity	1,504,258			1,208,617
Total liabilities and stockholders’ equity	$11,870,018			$9,711,652
Net interest income (tax-equivalent)		$119,804			$97,233
Net interest spread (tax-equivalent)			4.28%			4.21%
Net interest margin (tax-equivalent)			4.30%			4.23%
______________________________

[1]	Includes tax effect of $1.1 million and $1.8 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2018 and 2017, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $2.5 million and $5.3 million on tax-exempt debt securities income for the three months ended December 31, 2018 and 2017, respectively.

[4]	Includes tax effect of $304 thousand on federal income tax credits for the three months ended December 31, 2018 and 2017.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Year ended
	December 31, 2018			December 31, 2017
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$868,467	$40,041	4.61%	$744,523	$33,114	4.45%
Commercial loans [1]	6,134,018	308,263	5.03%	4,792,720	233,744	4.88%
Consumer and other loans	774,813	38,292	4.94%	684,129	32,584	4.76%
Total loans [2]	7,777,298	386,596	4.97%	6,221,372	299,442	4.81%
Tax-exempt debt securities [3]	1,083,999	50,239	4.63%	1,160,182	66,077	5.70%
Taxable debt securities [4]	1,802,704	47,771	2.65%	1,722,264	39,727	2.31%
Total earning assets	10,664,001	484,606	4.54%	9,103,818	405,246	4.45%
Goodwill and intangibles	311,321			180,014
Non-earning assets	453,394			394,363
Total assets	$11,428,716			$9,678,195
Liabilities
Non-interest bearing deposits	$2,829,916	$—	—%	$2,175,750	$—	—%
NOW and DDA accounts	2,242,935	3,862	0.17%	1,656,865	1,402	0.08%
Savings accounts	1,298,985	862	0.07%	1,055,688	624	0.06%
Money market deposit accounts	1,704,269	3,377	0.20%	1,547,659	2,407	0.16%
Certificate accounts	919,356	6,497	0.71%	888,887	5,114	0.58%
Total core deposits	8,995,461	14,598	0.16%	7,324,849	9,547	0.13%
Wholesale deposits [5]	156,022	3,761	2.41%	275,804	7,246	2.63%
FHLB advances	231,158	8,880	3.79%	258,528	6,748	2.57%
Repurchase agreements and other borrowed funds	526,623	8,292	1.57%	547,307	6,323	1.16%
Total funding liabilities	9,909,264	35,531	0.36%	8,406,488	29,864	0.36%
Other liabilities	71,901			83,991
Total liabilities	9,981,165			8,490,479
Stockholders’ Equity
Common stock	836			775
Paid-in capital	1,014,559			781,267
Retained earnings	452,996			406,200
Accumulated other comprehensive loss	(20,840)			(526)
Total stockholders’ equity	1,447,551			1,187,716
Total liabilities and stockholders’ equity	$11,428,716			$9,678,195
Net interest income (tax-equivalent)		$449,075			$375,382
Net interest spread (tax-equivalent)			4.18%			4.09%
Net interest margin (tax-equivalent)			4.21%			4.12%
______________________________

[1]	Includes tax effect of $4.1 million and $6.4 million on tax-exempt municipal loan and lease income for the year ended December 31, 2018 and 2017, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $10.3 million and $22.5 million on tax-exempt investment securities income for the year ended December 31, 2018 and 2017, respectively.

[4]	Includes tax effect of $1,217 thousand and $1,294 thousand on federal income tax credits for the year ended December 31, 2018 and 2017, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017
Custom and owner occupied construction	$126,595	$123,369	$109,555	3%	16%
Pre-sold and spec construction	121,938	109,214	72,160	12%	69%
Total residential construction	248,533	232,583	181,715	7%	37%
Land development	137,814	125,272	82,398	10%	67%
Consumer land or lots	127,775	123,979	102,289	3%	25%
Unimproved land	83,579	75,183	65,753	11%	27%
Developed lots for operative builders	17,061	14,922	14,592	14%	17%
Commercial lots	34,096	30,255	23,770	13%	43%
Other construction	520,005	487,428	391,835	7%	33%
Total land, lot, and other construction	920,330	857,039	680,637	7%	35%
Owner occupied	1,343,563	1,330,024	1,132,833	1%	19%
Non-owner occupied	1,605,960	1,564,182	1,186,066	3%	35%
Total commercial real estate	2,949,523	2,894,206	2,318,899	2%	27%
Commercial and industrial	907,340	884,414	751,221	3%	21%
Agriculture	646,822	672,916	450,616	(4)%	44%
1st lien	1,108,227	1,109,308	877,335	—%	26%
Junior lien	56,689	59,345	51,155	(4)%	11%
Total 1-4 family	1,164,916	1,168,653	928,490	—%	25%
Multifamily residential	247,457	222,647	189,342	11%	31%
Home equity lines of credit	539,938	521,778	440,105	3%	23%
Other consumer	165,865	166,788	148,247	(1)%	12%
Total consumer	705,803	688,566	588,352	3%	20%
States and political subdivisions	404,671	429,409	383,252	(6)%	6%
Other	125,310	123,461	144,133	1%	(13)%
Total loans receivable, including loans held for sale	8,320,705	8,173,894	6,616,657	2%	26%
Less loans held for sale [1]	(33,156)	(50,649)	(38,833)	(35)%	(15)%
Total loans receivable	$8,287,549	$8,123,245	$6,577,824	2%	26%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2018	Dec 31, 2018
Custom and owner occupied construction	$—	1,599	48	—	—	—
Pre-sold and spec construction	463	474	38	463	—	—
Total residential construction	463	2,073	86	463	—	—
Land development	2,166	5,147	7,888	786	—	1,380
Consumer land or lots	1,428	1,592	1,861	675	—	753
Unimproved land	9,338	9,815	10,866	7,806	—	1,532
Developed lots for operative builders	68	68	116	43	—	25
Commercial lots	1,046	1,046	1,312	—	—	1,046
Other construction	120	147	151	9	—	111
Total land, lot and other construction	14,166	17,815	22,194	9,319	—	4,847
Owner occupied	5,940	11,246	13,848	4,706	—	1,234
Non-owner occupied	10,567	10,847	4,584	10,294	—	273
Total commercial real estate	16,507	22,093	18,432	15,000	—	1,507
Commercial and industrial	3,914	5,615	5,294	3,462	210	242
Agriculture	7,040	7,856	3,931	6,682	208	150
1st lien	10,290	9,543	9,261	8,992	788	510
Junior lien	565	2,610	567	531	34	—
Total 1-4 family	10,855	12,153	9,828	9,523	822	510
Multifamily residential	—	613	—	—	—	—
Home equity lines of credit	2,770	3,470	3,292	2,188	394	188
Other consumer	456	417	322	338	82	36
Total consumer	3,226	3,887	3,614	2,526	476	224
States and political subdivisions	—	—	1,800	—	—	—
Other	579	—	—	277	302	—
Total	$56,750	72,105	65,179	47,252	2,018	7,480

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017
Custom and owner occupied construction	$1,661	$4,502	$300	(63)%	454%
Pre-sold and spec construction	887	494	102	80%	770%
Total residential construction	2,548	4,996	402	(49)%	534%
Land development	228	516	—	(56)%	n/m
Consumer land or lots	200	235	353	(15)%	(43)%
Unimproved land	579	629	662	(8)%	(13)%
Developed lots for operative builders	122	—	7	n/m	1,643%
Commercial lots	203	—	108	n/m	88%
Other construction	4,170	—	—	n/m	n/m
Total land, lot and other construction	5,502	1,380	1,130	299%	387%
Owner occupied	2,981	2,872	4,726	4%	(37)%
Non-owner occupied	1,245	1,131	2,399	10%	(48)%
Total commercial real estate	4,226	4,003	7,125	6%	(41)%
Commercial and industrial	3,374	4,791	6,472	(30)%	(48)%
Agriculture	6,455	1,332	3,205	385%	101%
1st lien	5,384	3,795	10,865	42%	(50)%
Junior lien	118	420	4,348	(72)%	(97)%
Total 1-4 family	5,502	4,215	15,213	31%	(64)%
Multifamily Residential	—	—	—	n/m	n/m
Home equity lines of credit	3,562	2,467	1,962	44%	82%
Other consumer	1,650	1,903	2,109	(13)%	(22)%
Total consumer	5,212	4,370	4,071	19%	28%
States and political subdivisions	229	—	—	n/m	n/m
Other	519	94	69	452%	652%
Total	$33,567	$25,181	$37,687	33%	(11)%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2018
Custom and owner occupied construction	$—	—	—	—	—
Pre-sold and spec construction	(352)	(348)	(23)	17	369
Total residential construction	(352)	(348)	(23)	17	369
Land development	(116)	(110)	(143)	—	116
Consumer land or lots	(146)	(121)	222	307	453
Unimproved land	(445)	(288)	(304)	—	445
Developed lots for operative builders	33	33	(107)	33	—
Commercial lots	1	3	(6)	7	6
Other construction	(19)	(4)	389	—	19
Total land, lot and other construction	(692)	(487)	51	347	1,039
Owner occupied	1,320	902	3,908	1,545	225
Non-owner occupied	853	(6)	368	929	76
Total commercial real estate	2,173	896	4,276	2,474	301
Commercial and industrial	2,449	1,893	883	3,276	827
Agriculture	16	39	9	50	34
1st lien	577	8	(23)	836	259
Junior lien	(371)	486	719	1,017	1,388
Total 1-4 family	206	494	696	1,853	1,647
Multifamily residential	(649)	(6)	(230)	—	649
Home equity lines of credit	(97)	(39)	272	147	244
Other consumer	261	161	505	597	336
Total consumer	164	122	777	744	580
Other	4,967	3,137	4,389	9,046	4,079
Total	$8,282	5,740	10,828	17,807	9,525

Visit our website at www.glacierbancorp.com